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                                                                    Exhibit 21.1

                              ALLTRISTA CORPORATION
                      SUBSIDIARIES OF ALLTRISTA CORPORATION

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     Company                             Shareholder                             State of Incorporation/Organization
     -------                             -----------                             -----------------------------------
     Bernardin Ltd.                      Alltrista Limited                                      Canada

     Alltrista Limited                   Alltrista Corporation                                  Canada

     Alltrista Newco Corporation         Alltrista Corporation                                  Indiana

     Quoin Corporation                   Alltrista Corporation                                 Delaware

     Hearthmark, Inc.*                   Quoin Corporation                                      Indiana

     Alltrista Plastics Corporation**    Quoin Corporation                                      Indiana

     Alltrista Zinc Products, L.P.***    Quoin Corporation (LP 99%)                             Indiana

                                         Alltrista Newco Corporation (GP1%)

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*     (DBA) Alltrista Consumer Products Company
**    (DBA) Alltrista Unimark Plastics Company
            Alltrista Industrial Plastics Company
***   (DBA) Alltrista Zinc Products Company